Exhibit 99.2

Definitive Healthcare Acquires Populi

Acquisition broadens Definitive Healthcare’s suite of healthcare commercial intelligence solutions with new data, analytics, and visualization tools tailor-built for the provider market

FRAMINGHAM, MA (August 14, 2023) – Definitive Healthcare (NASDAQ: DH), an industry leader in healthcare commercial intelligence, today announced its acquisition of Populi, a provider-focused data and analytics company that works with healthcare organizations to optimize physician relationships, reduce network leakage, and expand market share. This acquisition furthers Definitive Healthcare’s commitment to leadership in the healthcare commercial intelligence market across the entire healthcare ecosystem, including life sciences, providers, and diversified industries.

“Populi provides the dynamic, highly visual commercial intelligence that healthcare organizations need to grow,” said Robert Musslewhite, CEO of Definitive Healthcare. “Our acquisition strategy is to find companies that either provide a new set of proprietary data to enhance our overall offering or provide a new capability to leverage our existing data in new use cases. Populi checks both boxes, and we’re thrilled to have them join the Definitive Healthcare team.”

Founded in 2020, Populi delivers healthcare commercial intelligence for the provider market, serving some of the country’s largest healthcare systems, including the University of Pennsylvania Health System, and Henry Ford Health. Populi’s product suites include:

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Provider Intelligence: Helps organizations assess network integrity, understand patient outmigration, and target providers.
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Market Intelligence: Enables organizations to analyze market size and share, understand patient utilization of services, and gain competitive insights.
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Population Intelligence: Helps organizations segment and target consumer audiences, build campaigns, match and append patient records, and implement digital activation.

“Over the last few years, we focused on building a dynamic, comprehensive solution proven to be incredibly valuable to our provider customers,” said Bill Moschella, CEO and co-founder of Populi. “As we looked towards the next phase of our growth, Definitive Healthcare was the perfect company for us to join forces with to bring our healthcare commercial intelligence to more organizations across the care continuum. With a common vision, a similar approach towards healthcare analytics, and a shared set of cultural values, we couldn’t be more excited to be a part of the Definitive Healthcare family.”

The acquisition of Populi strengthens Definitive Healthcare’s top-ranked Atlas Dataset with new data assets and additions to claims data, including medical and hospital records, along with consumer-level data and social determinants of health. With this new data from Populi, multiple departments across an organization can gain even deeper intelligence about their market. For example, a VP of marketing may quickly build a patient cohort analysis to identify all knee replacement patients who recently moved long distance to Massachusetts, while a director of business development may first examine how many patients are leaving their primary service area to go to competitors, then dig deeper to identify specific physicians and individual behaviors that are driving the macro trends.

“Populi has been an important part of our growth strategy,” said Tanya Andreadis, Chief Marketing Officer at University of Pennsylvania Health System. “Populi’s commercial intelligence has helped us better understand and more accurately target prospective patients in support of a variety of patient acquisition programs. We’re excited to see the combined impact of Populi and Definitive Healthcare.”

In addition to the provider-focused dataset and analytics, Populi has a self-service portal and purpose-built tech stack that includes API and connector technology. Populi can easily and quickly deliver analytics to clients’ internal systems such as Salesforce, Tableau, and AWS. Populi’s dynamic technology allows clients to easily customize visuals by geography, timeframe, service lines, procedure codes, providers, and patient cohort, so they can understand their market at every level.

To learn more about Definitive Healthcare’s acquisition of Populi, visit: https://www.definitivehc.com/populi

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics, and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities, and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “should,” “may,” “will,” “contemplates,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding product features and the anticipated benefits of our acquisition of Populi.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our inability to realize expected business or financial benefits from acquisitions and the risk that our acquisitions or investments could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our business, financial condition and results of operations.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Amendment No. 1 on Form 10-Q/A to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Media Contacts

Danielle Johns
djohns@definitivehc.com

Highwire PR:
definitivehealthcare@highwirepr.com

Investor Relations Contact:
Brian Denyeau
ICR for Definitive Healthcare
brian.denyeau@icrinc.com